Exhibit 4.7


                              THE TIREX CORPORATION
                               SPECIAL MEETING OF
                             THE BOARD OF DIRECTORS


         At a special meeting of the Board of Directors of THE TIREX CORPORATION (the `Corporation"), a corporation organized under the laws of the State of Delaware duly called (a quorum being present) and held at the offices of the Company on the 26th day of March, 2002, the following resolutions were adopted and are now in full force and effect:

         WHEREAS, the Corporation has previously determined that it is in the best interests of the Corporation to enter into certain Employment and Consulting Agreements in the furtherance of the business of the Corporation; and

         WHEREAS, John L. Threshie Jr., pursuant to his Executive Agreement and Amendment thereto with the Corporation, has provided the Corporation with such services in the role of President and Chief Executive Officer; and has performed all of his duties and met all of his responsibilities normally attributable to such a function within the context of a public corporation reportable to the Government of the United States of America and all agencies and commissions thereof; and

         WHEREAS, Linda T. Pellegrino, pursuant to her Agreement with the Corporation, has provided the Corporation with such services in the role of Securities Counsel; and

         WHEREAS, Michael D. A. Ash, pursuant to his Employment Agreement with the Corporation, has provided the Corporation with such services in the role of Secretary-Treasurer and Chief Financial Officer of Tirex and has assumed all responsibilities and duties normally attributable to such a function within the context of a public corporation reportable to the Government of the United States of America and all agencies and commissions thereof; and

         WHEREAS, Francois Lafortune, pursuant to his Consulting Agreement with the Corporation, has provided the Corporation with such services as assisting the Company in writing up and filing technical R&D project reports for current or potential funding agencies; coordinating R&D project efforts; assisting the Company in acquiring all necessary permits pertaining to its activities; representing Tirex with public agencies (e.g. government authorities, Recyc-Quebec in the area of scrap tire management); and

         WHEREAS, Louis V. Muro, pursuant to his Executive Agreement and Amendments thereto with the Corporation, has performed all of his duties and met all of his responsibilities as the Corporation's Vice President, Research & Development and Engineering; and

         WHEREAS, Philip Romanoff, pursuant to his Consulting Agreement with the Corporation, has provided the Corporation with such services as to include the rendering of advice, opinions, "hands-on" assistance, and to prepare operations and maintenance manuals for the TCS-2 system; and

         WHEREAS, Vijay Kachru, pursuant to her Consulting Agreement with the Corporation, has provided the Corporation with such services as to the rendering of advice pertaining to R&D tax credit financing and filing; and

         WHEREAS, Danford Overseas Ltd., pursuant to their Consulting Agreement with the Corporation, have provided the Corporation with such services as to provide the Company with specific recommendations as to how and when to improve the Company's financial position, the Company's relations with the manufacturing community and various of its potential strategic business alliances and methods to improve the Company's near and long term business plans and prospects; and

         WHEREAS, William T. Whalen, pursuant to his Consulting Agreement with the Corporation, has provided the Corporation with such services as to assist the Corporation in the preparation of Investor, Broker and Investment Banker Materials to present the Corporation in the best light to the aforementioned groups and to expose the Corporation to Brokers throughout the USA to generally enhance the Corporation's name within the Brokerage community, and

         WHEREAS, Sylvain Leger, pursuant to his Consulting Agreement with the Corporation, has performed all of his duties and met all of his responsibilities as the Corporation's Vice President, Operations; and

         WHEREAS, after due discussion and deliberation, the Board acknowledges the significant financial contribution that has been made on behalf of the Company by Louis Sanzaro in the form of lease payments, and

         WHEREAS No. 2, the Corporation has determined that it is in the best interests of the Corporation to issue such Employees and Consultants Common Stock of the Corporation in lieu of cash compensation in accordance with the provisions of Rule S-8 promulgated under the Securities and Exchange Act of 1933, as amended; and

         WHEREAS, the Corporation has engaged its Securities Counsel, Frohling, Hudak & Pellegrino, LLC, to prepare and file said papers;

         NOW THEREFORE IT IS RESOLVED, that the Board of Directors of the Corporation hereby authorizes the filing with the Securities and Exchange Commission a Registration Statement respecting 16,640,238 Shares of Common Stock of the Corporation on Form S-8 to be filed on or about April 9, 2002, attached hereto as Exhibit A (the "Registration Statement"); and it is

         FURTHER RESOLVED, that the Board of Directors of the Corporation hereby authorizes the issuance of Shares of Common Stock of the Corporation in accordance with said Registration Statement in the names and amounts listed in the designated column of the table in Exhibit B attached hereto, for which shares the corporation has received full and adequate consideration.

         IN WITNESS WHEREOF, I, as Secretary of said Corporation, have hereunto set my hand and affixed the seal of the Company on this 9th day of April, 2002.



                                       /s/ MICHAEL D.A. ASH
                                       ------------------------------
                                       Michael D.A. Ash
                                       Secretary / Treasurer and
                                       Chief Financial Officer




Consent of Majority of the Board of Directors



/s/ LOUIS V. MURO                   Director          April 9, 2002
------------------------------
Louis V. Muro



/s/ JOHN L. THRESHIE, JR.           Director          April 9, 2002
 -----------------------------
John L. Threshie, Jr.



/s/ LOUIS SANZARO                   Director          April 9, 2002
------------------------------
Louis Sanzaro

                                    EXHIBIT A

(Intentionally left blank)

                                    EXHIBIT B

            -------------------------------------------------------
                                           Number of S-8 Registered
                                           Common Stock authorized
            Employee / Consultant          to be issued
            -------------------------------------------------------
            John L. Threshie Jr.                   2,250,000
            -------------------------------------------------------
            Linda T. Pellegrino                    2,250,000
            -------------------------------------------------------
            Michael Ash                            2,250,000
            -------------------------------------------------------
            Francois Lafortune                     1,500,000
            -------------------------------------------------------
            Louis V. Muro                          2,250,000
            -------------------------------------------------------
            Philip Romanoff                           95,238
            -------------------------------------------------------
            Vijay Kachru                             870,000
            -------------------------------------------------------
            Danford Overseas Ltd.                  2,250,000
            -------------------------------------------------------
            William T. Whalen                        175,000
            -------------------------------------------------------
            Louis Sanzaro                          2,250,000
            -------------------------------------------------------
            Sylvain Leger                            500,000
            -------------------------------------------------------
            Total                                 16,640,238
            -------------------------------------------------------

                                        5